Exhibit 99.1

Insulet Reports Full Year 2020 Revenue Increase of 23%
and Fourth Quarter 2020 Revenue Increase of 18% Year-Over-Year

Represents 5th Consecutive Year of Over 20% Revenue Growth; Record Quarterly Revenue

ACTON, MA - February 23, 2021 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced financial results for the three months and full year ended December 31, 2020.

Full Year Financial Highlights:

•Full Year 2020 revenue of $904.4 million, up 22.5%, or 21.9% in constant currency1, compared to $738.2 million in the prior year, exceeds guidance of 20% to 21% on a constant currency basis
◦Total Omnipod revenue of $834.9 million, an increase of 24.0%, or 23.3% in constant currency
◦U.S. Omnipod revenue of $526.9 million, an increase of 25.3%
◦International Omnipod revenue of $308.0 million, an increase of 21.7%, or 19.9% in constant currency
◦Drug Delivery revenue of $69.5 million, an increase of 7.4%
•Gross margin of 64.4%, down 70 basis points, including an approximate 90 basis point unfavorable impact due to COVID-19 related safety and mitigation costs
•Operating income of $51.5 million, or 5.7% of revenue, compared to $50.0 million, or 6.8% of revenue, in the prior year. Adjusted operating income1 of $66.1 million, or 7.3%, excludes a fourth quarter cumulative amortization expense of $14.6 million related to the resolution of a purchase price contingency with a former European distributor
•Net income of $6.8 million, or $0.10 per diluted share, compared to $11.6 million, or $0.19 per diluted share, in the prior year
•Adjusted EBITDA1 of $146.1 million, or 16.2% of revenue, compared to $107.5 million, or 14.6% of revenue, in the prior year

Fourth Quarter Financial Highlights:

•Fourth quarter 2020 revenue of $246.1 million, up 17.5%, or 15.3% in constant currency, compared to $209.4 million in the prior year, exceeds guidance of 7.0% to 11.0% on a constant currency basis
◦Total Omnipod revenue of $231.1 million, an increase of 20.1%, or 17.6% in constant currency
◦U.S. Omnipod revenue of $149.2 million, an increase of 17.8%
◦International Omnipod revenue of $81.9 million, an increase of 24.5%, or 17.5% in constant currency
◦Drug Delivery revenue of $15.0 million, a decrease of 11.2%
•Gross margin of 65.5%, up 150 basis points, including an approximate 40 basis point unfavorable impact due to COVID-19 related safety and mitigation costs
•Operating loss of $7.3 million, or 3.0% of revenue, compared to operating income of $18.2 million, or 8.7% of revenue, in the prior year. Adjusted operating income of $7.3 million, or 3.0%, excludes a cumulative amortization expense of $14.6 million related to the resolution of a purchase price contingency with a former European distributor
1 See description of non-GAAP financial measures contained in this release.

•Net loss of $17.1 million, or $(0.26) per diluted share, compared to net income of $5.0 million, or $0.08 per diluted share, in the prior year
•Adjusted EBITDA of $35.3 million, or 14.3% of revenue, compared to $35.6 million, or 17.0% of revenue, in the prior year

Recent Strategic Highlights:

•Completed the pivotal study for the Omnipod® 5 automated insulin delivery system; on track for planned commercial launch in in the first half of 2021
•Invited to present Omnipod 5 pivotal study data at the ENDO 2021 diabetes conference in March 2021
•Completed Omnipod 5 pre-school pivotal study with participants ages 2 to 6 years; on track for expected indication by end of 2021
•Enrolled first participants in the Omnipod 5 feasibility study for individuals with Type 2 diabetes
•Recently achieved a milestone of 250,000 global customers using the Omnipod System
•Launched Omnipod in Turkey in 2021, in addition to five new countries in the fourth quarter of 2020
•Completed full international commercial launch of Omnipod DASH®
•Installed third U.S. manufacturing line and added a second contract manufacturer in China

“The fourth quarter marked a strong finish to another successful year for Insulet,” said Shacey Petrovic, President and Chief Executive Officer. “In the face of extraordinary challenges, our team executed our strategy, delivered consistently strong growth, and advanced our key imperatives. We are very proud to celebrate 250,000 customers trusting in Omnipod to simplify their diabetes management and we remain dedicated to our mission to improve the lives of people with diabetes across the globe.”

2021 Outlook:

Revenue Guidance (in constant currency):

•For the year ending December 31, 2021, the Company expects revenue growth in the range of 15% to 20%. Revenue growth ranges by product line are:
◦Total Omnipod of 17% to 21%
◦U.S. Omnipod of 21% to 25%
◦International Omnipod of 10% to 15%
◦Drug Delivery of (11)% to 4%

•For the quarter ending March 31, 2021, the Company expects revenue growth of 20% to 24%. Revenue growth ranges by product line are:
◦Total Omnipod of 16% to 19%
◦U.S. Omnipod of 20% to 23%
◦International Omnipod of 9% to 12%
◦Drug Delivery of 120% to 140% (representing a range of $18 million to $20 million)

Operating Margin Guidance:

For the year ending December 31, 2021, the Company expects operating margin in the low double digits range.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on February 23, 2021 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at http://investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The call may also be accessed by dialing (844) 831-3022 for domestic callers or (315) 625-6887 for international callers, passcode 6384566.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: www.insulet.com and www.myomnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted operating income, which represents net income (loss) plus other significant unusual items, as applicable, Adjusted EBITDA, which represents net income (loss) plus net interest expense, income tax expense, depreciation and amortization, stock-based compensation and other significant unusual items, as applicable, and Adjusted EBITDA as a percentage of revenue. Insulet presents these non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s operating performance, and the Company believes that they are helpful to investors, and other interested parties as measures of comparative operating performance from period to period. They also are commonly used measures in determining business value and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from a similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

The 2020 financial results contained in this news release are subject to finalization in connection with the preparation of the Company’s Form 10-K for the year ended December 31, 2020. This press release contains forward-looking statements concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Insulet’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company’s dependence on its principal product platform, the Omnipod System; the Company’s ability to design, develop, manufacture and commercialize future products; Insulet’s ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet's ability to raise additional funds in the future on acceptable terms or at all; supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain key suppliers and/or supplier pricing discounts and achieve satisfactory gross margins; international business risks; regulatory, commercial and logistics risks associated with the Company selling its products in Europe in light of the uncertainty related to the separation of the United Kingdom from the European Union (Brexit); Insulet’s inability to secure and retain adequate coverage or reimbursement from third-party payors for the Omnipod System or future products and potential adverse changes in reimbursement rates or policies relating to the Omnipod System or future products; failure to retain key payor partners and their members; adverse effects resulting from competition; technological change and product innovation adversely affecting the Company’s business; changes to or termination of Insulet’s license to incorporate a blood glucose meter into the Omnipod System or its inability to enter into new license or other agreements with respect to the Omnipod System’s current or future features; challenges to the future development of our non-insulin drug delivery product line; Insulet’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet’s current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of Insulet’s contract manufacturers or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; the potential violation of the Foreign Corrupt Practices Act or any other international, federal or state laws prohibiting “kickbacks” or protecting the confidentiality of health or other protected personal information; product liability and other lawsuits that may be brought against Insulet, including stemming from off-label use of its product; breaches or failures of its product or information technology systems, including by cyber attack; reduced retention rates of the Company’s customer base; unfavorable results of clinical studies relating to the Omnipod System or future products, or the products of Insulet’s competitors; future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the Omnipod System; the concentration of Insulet’s manufacturing operations and storage of inventory in a limited number of locations; Insulet’s ability to attract and retain personnel; Insulet's ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet’s ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet’s distribution network; the volatility of the trading price of Insulet’s common stock; risks related to future sales of its common stock or the conversion of any of the Convertible Senior Notes; potential limitations on Insulet’s ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) in February 2020 in the section entitled “Risk Factors,” and in its other filings from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

Investor Relations Contacts:

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Jason McGorman
Principal Investor Relations Analyst
(978) 600-7627
jmcgorman@insulet.com

Media Contact:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(dollars in millions, except per share data)	2020	2019	2020	2019
Revenue	$246.1	$209.4	$904.4	$738.2
Cost of revenue	85.0	75.3	322.1	257.9
Gross profit	161.1	134.1	582.3	480.3
Research and development	38.3	35.4	146.8	132.3
Selling, general and administrative	130.1	80.5	384.0	298.0
Operating (loss) income	(7.3)	18.2	51.5	50.0
Interest expense, net	(12.5)	(9.4)	(45.1)	(27.7)
Loss on extinguishment of debt	—	(2.3)	—	(8.7)
Other income, net	1.3	0.3	3.3	0.9
(Loss) income before income taxes	(18.5)	6.8	9.7	14.5
Income tax benefit (expense)	1.4	(1.8)	(2.9)	(2.9)
Net (loss) income	$(17.1)	$5.0	$6.8	$11.6

Net (loss) income per share:
Basic	$(0.26)	$0.08	$0.11	$0.19
Diluted	$(0.26)	$0.08	$0.10	$0.19
Weighted-average number of common shares outstanding (in thousands):
Basic	65,945	62,397	64,735	60,594
Diluted	65,945	63,887	65,946	62,304

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of December 31,
(dollars in millions)	2020	2019
ASSETS
Cash, cash equivalents and short-term investments	$947.6	$376.1
Accounts receivable, net	83.8	69.3
Inventories	154.3	101.0
Prepaid expenses and other current assets	63.0	44.6
Total current assets	1,248.7	591.0
Long-term investments	—	58.4
Property, plant and equipment, net	478.7	399.4
Goodwill and other intangible assets, net	68.5	53.0
Restricted cash	14.8	—
Other assets	62.2	41.1
Total assets	$1,872.9	$1,142.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$54.1	$54.5
Accrued expenses and other current liabilities	153.7	103.2
Total current liabilities	207.8	157.7
Long-term debt, net	1,043.7	887.9
Other liabilities	17.8	21.4
Total liabilities	1,269.3	1,067.0
Stockholders’ Equity	603.6	75.9
Total liabilities and stockholders’ equity	$1,872.9	$1,142.9

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended December 31,
(dollars in millions)	2020	2019	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$149.2	$126.7	17.8%	—%	17.8%
International Omnipod	81.9	65.8	24.5%	7.0%	17.5%
Total Omnipod	231.1	192.5	20.1%	2.5%	17.6%
Drug Delivery	15.0	16.9	(11.2)%	—%	(11.2)%
Total	$246.1	$209.4	17.5%	2.2%	15.3%

	Years Ended December 31,
(dollars in millions)	2020	2019	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$526.9	$420.4	25.3%	—%	25.3%
International Omnipod	308.0	253.1	21.7%	1.8%	19.9%
Total Omnipod	834.9	673.5	24.0%	0.7%	23.3%
Drug Delivery	69.5	64.7	7.4%	—%	7.4%
Total	$904.4	$738.2	22.5%	0.6%	21.9%

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED EBITDA

	Three Months Ended December 31,				Years Ended December 31,
(dollars in millions)	2020	Percent of Revenue	2019	Percent of Revenue	2020	Percent of Revenue	2019	Percent of Revenue
Net (loss) income	$(17.1)	(6.9)%	$5.0	2.4%	$6.8	0.8%	$11.6	1.6%
Interest expense, net	12.5		9.4		45.1		27.7
Income tax (benefit) expense	(1.4)		1.8		2.9		2.9
Depreciation and amortization(1)	25.7		9.1		55.4		27.9
Stock-based compensation(2)	15.6		8.0		35.9		28.7
Loss on extinguishment of debt	—		2.3		—		8.7
Adjusted EBITDA	$35.3	14.3%	$35.6	17.0%	$146.1	16.2%	$107.5	14.6%

ADJUSTED OPERATING INCOME

	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2020	Percent of Revenue	2020	Percent of Revenue
Operating (loss) income	$(7.3)	(3.0)%	$51.5	5.7%
Cumulative amortization expense(1)	14.6		14.6
Adjusted operating income	$7.3	3.0%	$66.1	7.3%

(1) The three months and year ended December 31, 2020 include $14.6 million of cumulative amortization expense related to the resolution of a purchase price contingency with a former European distributor.
(2) The three months and year ended December 31, 2020 include $7.3 million of stock-based compensation expense related to a December 2020 company-wide employee equity grant (excluding executives), a significant portion of which immediately vested. The special equity award was in recognition of the Company’s 20th anniversary milestone and in appreciation for the Insulet team's continued execution.

INSULET CORPORATION
REVENUE GUIDANCE RECONCILIATIONS (UNAUDITED)

	Year Ending December 31, 2021
	Low			High
	Revenue Growth GAAP	Currency Impact	Constant Currency	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	21%	—%	21%	25%	—%	25%
International Omnipod	16%	6%	10%	22%	7%	15%
Total Omnipod	19%	2%	17%	24%	3%	21%
Drug Delivery	(11)%	—%	(11)%	4%	—%	4%
Total	17%	2%	15%	22%	2%	20%

	Three Months Ending March 31, 2021
	Low			High
	Revenue Growth GAAP	Currency Impact	Constant Currency	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	20%	—%	20%	23%	—%	23%
International Omnipod	19%	10%	9%	22%	10%	12%
Total Omnipod	20%	4%	16%	23%	4%	19%
Drug Delivery	120%	—%	120%	140%	—%	140%
Total	24%	4%	20%	28%	4%	24%